EXHIBIT 18

  Amendment No. 4 dated as of January 1, 1995 to Agreement of Limited
                      Partnership of the Purchaser




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                       AMENDMENT NO. 4
                             TO
              AGREEMENT OF LIMITED PARTNERSHIP
                             OF
                 DWG ACQUISITION GROUP, L.P.


          Amendment No. 4, dated as of January 1, 1995 ("Amendment No.

4"), to the Agreement of Limited Partnership of DWG Acquisition Group,

L.P., as amended, by and among Nelson Peltz and Peter W. May, as general partners (the "General Partners"), and Nelson Peltz and Peter W. May, as

limited partners (the "Initial Limited Partners").


          The General Partners and the Initial Limited Partners formed a limited partnership under the name DWG Acquisition Group, L.P. (the

"Partnership") in accordance with the Delaware Revised Uniform Limited

Partnership Act (6 DEL. C. <section> 17-101, ET SEQ.) and are parties to an Agreement of Limited Partnership of the Partnership dated as of

September 25, 1992, as amended by Amendment No. 1 dated as of November

15, 1992, Amendment No. 2 dated as of March 1, 1993 and Amendment No. 3 dated as of April 14, 1993 (as so amended, the "Partnership Agreement").

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          NOW, THEREFORE, the General Partners and the Initial Limited

Partners, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

          7.   Capitalized terms used herein but not otherwise defined

herein shall have the respective meanings ascribed thereto in the

Partnership Agreement.

          8.   The limited partner interests held by the Initial Limited

Partners are hereby converted to general partner interests in the

Partnership.

          9.   The admission of Leon Kalvaria to the Partnership as a

limited partner as of January 1, 1995 (the "Admission Date") is hereby confirmed.

          10.  As of the Admission Date, the Partners' Capital Account

balances were as follows:

          Nelson Peltz             $46,241,185
          Peter W. May             $23,120,592
          Leon Kalvaria            $ - 0 -

          11.  The first two paragraphs of the Partnership Agreement are hereby amended to read in their entireties as follows:

               "This Agreement of Limited Partnership of DWG Acquisition Group, L.P., is entered into by and among Nelson Peltz
          ("Peltz") and Peter W. May, as general partners ("May," and together with Peltz, the "General Partners"), and Leon
          Kalvaria ("Kalvaria"), as limited partner (the "Limited
          Partner").

               The General Partners and Peltz and May, as initial limited partners (the "Initial Limited Partners") formed a limited partnership pursuant to and in accordance with the Delaware Revised Uniform

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          Limited Partnership Act (6 DEL. C.
          Section 17-101 ET SEQ.) (the "Act"). As more fully set forth in Amendment No. 4 to the Agreement of Limited Partnership, dated as of January 1, 1995, Kalvaria was admitted as a limited partner, the Initial Limited Partners' interests were converted into general partner interests, and the General Partners and the Limited Partner (collectively, the "Partners") hereby agree as follows:"


          12.  The Partnership Agreement is hereby amended (i) by

deleting all references to "Initial Limited Partners" other than references thereto contained in the Partnership Agreement after giving effect to this Amendment No. 4 and substituting in its place the words

"Limited Partner" and (ii) by deleting all references to "DWG

Corporation" and substituting the words "Triarc Companies, Inc."

          13.  Section 2 of the Partnership Agreement is hereby amended by adding the words ", a Delaware corporation ("Triarc")" immediately following the reference to "Triarc Companies, Inc."

          14.  Section 5 of the Partnership Agreement is hereby amended to read in its entirety as follows:

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               "5.  PARTNERS.  The names and the business, residence or
          mailing addresses of the General Partners and the Limited Partner are as follows:


               NAME                     ADDRESS

          Nelson Peltz             c/o Triarc Companies, Inc.
                                   900 Third Avenue
                                   New York, New York  10022

          Peter W. May             c/o Triarc Companies, Inc.
                                   900 Third Avenue
                                   New York, New York 10022

          Leon Kalvaria            c/o Triarc Companies, Inc.
                                   900 Third Avenue
                                   New York, New York  10022"


          15.  Section 6.1 of the Partnership Agreement is hereby amended by adding the following sentence at the end thereof:

          "Such powers shall include, without limitation, (a) the power to cause the Partnership to sell, assign, transfer or pledge any and all shares of common stock of Triarc now or hereafter owned by the Partnership (the "Triarc Shares") or any non-cash proceeds received upon a sale or other disposition of any Triarc Shares (a "Disposition"), including for the purpose of securing loans made to the General Partners, and (b) the power to cause the Partnership to make loans to the General Partners, whether on a secured or unsecured basis."

          16.  Section 7 of the Partnership Agreement is hereby amended by adding the following sentences at the end thereof:

          "Notwithstanding the foregoing, in the event that, pursuant to clause (a) above, either of the General Partners determines to dissolve the Partnership and distribute the assets of the Partnership at any time when the Limited Partner's interest in the Partnership has a fair market value (taking into account the potential for appreciation in Partnership assets) in excess of zero, each General

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          Partner shall cause the Triarc Shares and
          any Non-Cash Proceeds (as hereinafter defined) so distributed to be contributed to a new separate partnership with the Limited Partner (each, a "Liquidation Partnership"). Except as set forth below, the terms of the agreements governing the Liquidation Partnerships shall, to the extent possible, replicate the terms set forth herein. If either of the General Partners determines to dissolve a Liquidation Partnership the Limited Partner's interest in such Liquidation Partnership shall be redeemed in full by a distribution from such Liquidation Partnership of Triarc Shares with a fair market value (determined as set forth in Section 20) equal to the fair market value of the Limited Partner's interest in such Liquidation Partnership (determined as set forth in Section
          20)."


          17.  Section 8 of the Partnership Agreement is hereby amended to read in its entirety as follows:

          "8. CAPITAL CONTRIBUTIONS. The Partners have contributed the following amounts, in cash, and no other property, to the
          Partnership:

          GENERAL PARTNERS

               Nelson Peltz             $48,111,708
               Peter W. May             $24,055,854

          LIMITED PARTNER

               Leon Kalvaria              - 0 - "

          18.  Section 11 of the Partnership Agreement is hereby amended

(i) by deleting the reference to "profits" contained in clause (i)

thereof and substituting in its place the words "Net Income" and (ii) by deleting the reference to "losses" contained in clause (ii) thereof and substituting in its place the words "Net Losses."

          19.  Section 12 of the Partnership Agreement is hereby amended to read in its entirety as follows:

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          "12.  ALLOCATIONS OF PROFITS AND LOSSES.

               12.1 NET INCOME. For each fiscal year of the Partnership, Net Income (as hereinafter defined) shall be allocated as follows:

                    (a) Net Income recognized by the Partnership with respect to a Disposition or an Extraordinary Dividend shall be allocated as follows and in the following order of priority:

                         (i)  First, to the General Partners in
          accordance with their respective Residual Percentage Interests until the excess of (x) the aggregate amount of Net Income allocated to each of them for the current and all prior years pursuant to this Section 12.1(a)(i) over (y) the aggregate amount of Net Loss allocated to each of them for the current and all prior years pursuant to Section 12.2(a)(ii) equals $2,805,786; and

                         (ii) Thereafter, to the Partners in accordance with their respective Disposition Percentage Interests; and

                    (b) Any other Net Income shall be allocated to the General Partners in accordance with their respective Residual Percentage Interests.

               12.2 NET LOSS. For each fiscal year of the Partnership, Net Loss (as hereinafter defined) shall be allocated as follows:

                    (a) Net Loss recognized by the Partnership with respect to a Disposition or an Extraordinary Dividend shall be allocated as follows and in the following order of priority:

                         (i) First, to the Partners, in accordance with their respective Disposition Percentage Interests, until the Limited Partner's Capital Account balance is reduced to zero; and

                         (ii)  Thereafter, to the General Partners in
          accordance with their Residual Percentage Interests; and

                    (b) Any other Net Loss shall be allocated to the General Partners in accordance with their respective Residual Percentage Interests.

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               12.3  SPECIAL ALLOCATION.  Income, gain, loss or
          deductions of the Partnership shall, solely for income tax purposes, be allocated among the Partners in accordance with
          Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code") and the Internal Revenue Service regulations promulgated thereunder so as to take account of any difference between the adjusted basis to the Partnership of any asset for federal income tax purposes and its Book Basis.

               12.4 DEFINITIONS.

               "Disposition Percentage Interest" means, for each Partner, the respective percentage set forth below:

               Peltz                     63-1/3%
               May                       31-2/3%
               Kalvaria                       5%

               "Residual Percentage Interest" means, for each Partner, the respective percentage set forth below:

               Peltz                     66-2/3%
               May                       33-1/3%
               Kalvaria                       0%

               "Disposition Proceeds" means the excess, if any, of (i) the amount received by the Partnership in connection with a Disposition of part or all of the Triarc Shares or any non-cash proceeds received upon any such Disposition over (ii) to the extent not otherwise taken into account in clause (i), the aggregate amount of all fees, expenses and other costs paid or payable by the Partnership in connection with each Disposition, but only to the extent that such amounts have not been used to reduce Disposition Proceeds with respect to any other Disposition. If any proceeds received by the Partnership in connection with a Disposition include any consideration other than cash ("Non-Cash Proceeds"), such Non-Cash Proceeds shall not be includable in Disposition Proceeds until cash is actually received with respect to such Non-Cash Proceeds, unless the General Partners, in their sole discretion, decide to distribute such Non-Cash Proceeds in kind.

               "Net Income" or "Net Loss" means, for any accounting period, the net income or net loss, as the case may be, of the Partnership during such

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          accounting period for federal income
          tax purposes, plus any income earned by the Partnership during such accounting period that is exempt from federal income tax, minus the amount of any expenditures accrued by the Partnership during such accounting period that are described in Section 705(a)(2)(B) of the Code, and adjusted, with respect to any asset the Book Basis of which differs from its adjusted basis for federal income tax purposes, as described in the following sentence. For purposes of computing Net Income or Net Loss, gain or loss with respect to the disposition (including a distribution in kind by the Partnership) of any such asset shall be determined by the difference between (1) the amount realized with respect to such disposition and (2) the Book Basis.

               "Book Basis" means an asset's adjusted basis for federal income tax purposes, except that, upon the admission of Kalvaria as a Partner, the Book Basis of all Partnership assets at the time of such admission is hereby adjusted to equal the respective fair market values of such assets as reflected in the Partners' Capital Account balances.

               "Extraordinary Dividends" means any dividends received with respect to the Triarc Shares other than regularly scheduled cash dividends."

          14.  Section 13 of the Partnership Agreement is hereby amended to read in its entirety as follows:

               "13. DISTRIBUTIONS. The General Partners may, in their discretion, from time to time, cause the Partnership (a) to distribute all cash held by it or (b) to make distributions in kind of any of its non-cash assets. All such distributions shall be made in accordance with the priorities set forth in this Section 13.

               13.1 DISPOSITION PROCEEDS. In the case of (1) cash received by the Partnership in respect of Disposition Proceeds and Extraordinary Dividends and (2) to the extent distributed, any Non-Cash Proceeds, distributions shall be made to the Partners as follows and in the following priority:

                    (a) First, to the General Partners, in accordance with their respective Residual Percentage Interests, until the General Partners

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          have received aggregate distributions pursuant
          to this Section 13.1(a) for the current and all prior years equal to $72,167,563; and

                    (b) Thereafter, to the Partners in accordance with their respective Disposition Percentage Interests.

               13.2 OTHER PROCEEDS. In the case of any other cash or assets not described in Section 13.1, distributions shall be made to the General Partners in accordance with their respective Residual Percentage Interests."

               13.3 WITHDRAWAL OF TRIARC SHARES. Notwithstanding provisions of Section 13.2, the General Partners may not cause the Partnership to distribute to them, in the aggregate, more than 50% of the Triarc Shares, and no such distribution may be made unless the Partners' respective Disposition Percentage Interests are adjusted as appropriate to ensure that the Limited Partner's interest in the Partnership is not adversely affected by such distribution."

          15.  The Partnership Agreement shall be amended by adding new

Sections 19 and 20 to read in their entirety as follows:

               "19.  TERMINATION OF EMPLOYMENT.

               19.1  PAYOUT AMOUNT.  In the event that
          (a) the Limited Partner's employment with Triarc pursuant to the employment agreement, dated as of November 1, 1993, between the Limited Partner and Triarc (as may be amended from time to time, the "Triarc Employment Agreement"), is terminated because of the Limited Partner's death as provided in Section 4.1 of the Triarc Employment Agreement, or disability pursuant to
          Section 4.2 of the Triarc Employment Agreement, or (b) the Term (as defined in the Triarc Employment Agreement) is terminated by Triarc for any reason (other than any such termination by Triarc for Cause as provided in Section 4.3 of the Triarc Employment Agreement) or by the Limited Partner pursuant to a notice not to extend the Triarc Employment Agreement delivered in accordance with Section 2 thereof (any termination described in clause (a) or (b) above is hereinafter referred to as a "Termination"), the Limited

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          Partner (or his estate, as the case
          may be) shall sell to the Partnership, and the Partnership shall purchase, all of the Limited Partner's partnership interest in the Partnership on the date of Termination at a purchase price equal to the Payout Amount (as hereinafter defined). The "Payout Amount" shall be equal to the amount that would be required to be distributed to the Limited Partner under Section 13.1(b) hereof if all the Triarc Shares owned by the Partnership on the date of such Termination were sold on the date of such Termination for their fair market value (determined as set forth in Section 20), and the resulting gain or loss from such deemed sale were allocated among the Partners as provided in Section 12. Any Payout Amount required to be paid pursuant to this Section 19.1 shall be due and payable in five equal installments (with interest accruing from the Payment Date (as hereinafter defined) at the rate of 8% per annum); the first installment to be due and payable on the Payment Date and the subsequent installments to be due and payable on the first, second, third and fourth anniversaries of the Payment Date. The "Payment Date" shall mean the thirtieth day after the fair market value of the Triarc Shares owned by the Partnership is determined pursuant to the terms hereof.

                    19.2 DEFERRED AMOUNT. If on the date of Termination the Partnership holds any Non-Cash Proceeds received by it with respect to any sale or other disposition of Triarc Shares during the Term (which Non-Cash Proceeds have not been included in Disposition Proceeds), then, notwithstanding the sale by the Limited Partner (or his estate, as the case may be) of all of his partnership interest in the Partnership pursuant to Section 19.1, after the date of Termination, the Limited Partner (or his estate, as the case may be) shall continue to have the right to receive the Deferred Amount (as hereinafter defined). The "Deferred Amount" shall be equal to the amount that would have been required to be distributed to the Limited Partner under Section 13.1(b) of the Partnership Agreement upon the sale of such Non-Cash Proceeds if he had not sold his partnership interest to the Partnership pursuant to Section
          19.1 and the resulting gain or loss from such sale had been allocated among the Partners as provided in Section 12. Any Deferred Amount that is payable by the Partnership to the Limited Partner (or his estate, as the case may be) under this
          Section 19.2

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          shall be paid within 30 days after actual receipt
          by the Partnership of Disposition Proceeds with respect to the sale of the Non-Cash Proceeds.

                    19.3 CASH-OUT AMOUNT. If on the tenth anniversary of the date of Termination, the Limited Partner (or his estate, as the case may be) continues to have the right to receive a Deferred Amount under Section 19.2 with respect to any sale or other disposition of Triarc Shares during the Term for which the Partnership received Non-Cash Proceeds that as of such tenth anniversary date have not been included in Disposition Proceeds because cash has not been realized with respect thereto (the "Remaining Non-Cash Proceeds"), then the Partnership shall pay the Limited Partner the Cash-Out Amount as provided below. The "Cash-Out Amount" shall be an amount equal to the Deferred Amount the Limited Partner would have been entitled to receive under Section 19.2 if the Remaining Non-Cash Proceeds were sold on the tenth anniversary of the Termination for its fair market value in cash (determined as set forth in Section 20). Any Cash-Out Amount required to be paid pursuant to the terms of this Section 19.3 shall be due and payable in five equal installments (with interest accruing from the Cash-Out Payment Date (as hereinafter defined) at the rate of 8% per annum); the first installment to be due and payable on the Cash-Out Payment Date and the subsequent installments to be due and payable on the first, second, third and fourth anniversaries of the Cash-Out Payment Date. The "Cash-Out Payment Date" shall mean the thirtieth day after the fair market value is determined pursuant to the terms hereof.

               20. FAIR MARKET VALUE. For purposes of this Amendment No. 4, "fair market value" shall mean

                    (a) with respect to part or all of the Triarc Shares, the closing price of the Triarc Shares on the New York Stock Exchange (or, if the Triarc Shares are not listed on the New York Stock Exchange, the principal national securities exchange on which the Triarc Shares are then listed) or, if they are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4 o'clock P.M., New York time, or, if on any day the Triarc Shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the

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          National Quotation Bureau Incorporated, or any
          similar successor organization, in each such case averaged over a period of 20 trading days ending on and including the date of determination; and

                    (b) with respect to part or all of any Non-Cash Proceeds, any interest of the Limited Partner in a Liquidation Partnership, or any Triarc Shares that cannot be valued as set forth in clause (a) above, the fair market value of such property as determined by the mutual agreement of the Partnership or the Liquidation Partnership, as the case may be, and the Limited Partner or, if no such agreement can be reached, by an investment banking firm that is satisfactory to both the Partnership or the Liquidation Partnership, as the case may be, and the Limited Partner. The determination of the fair market value by an investment banking firm hereunder shall be final and binding upon the Partnership or the Liquidation Partnership, as the case may be, and the Limited Partner. The fees of such investment banking firm shall be shared equally by the Partnership or the Liquidation Partnership, as the case may be, and the Limited Partner."

          16.  Except as specifically set forth in this Amendment No. 4,

the Partnership Agreement shall remain unmodified and in full force and effect and is hereby ratified, as amended by this Amendment No. 4.

          17.  This Amendment No. 4 shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.

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          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment No. 4 as of the day and year first above written.


                              GENERAL PARTNERS:


                              /S/ NELSON PELTZ
                                 ------------------------------
                              Nelson Peltz


                              /S/ PETER W. MAY
                                 ------------------------------
                              Peter W. May


          The undersigned hereby agrees to the terms of the Partnership

Agreement, as amended by this Amendment No. 4, and hereby becomes a

Limited Partner of the Partnership.


                              /S/ LEON KALVARIA
                                 ------------------------------
                              Leon Kalvaria